Nicor Inc.
                                                                       Form 8-K
                                                                   Exhibit 99.1

                          AMENDMENT TO RIGHTS AGREEMENT


           Amendment, dated as of November 23, 2004 (the "Amendment"), to Rights Agreement, dated as of September 9, 1997 (the "Rights Agreement"), between Nicor Inc., an Illinois corporation (the "Company"), and Harris Trust and Savings Bank (the "Rights Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

           WHEREAS, the Company and the Rights Agent previously entered into the Rights Agreement; and

           WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the terms of such Section 27.

           NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements set forth in this Amendment, the parties hereby amend the Rights Agreement as follows:

           1. Clause (i) of Section 7(a) of the Rights Agreement is hereby amended to replace the words "September 30, 2007" with the words "November 23, 2004".

           2. Exhibit B to the Rights Agreement ("Form of Right Certificate") is hereby amended to replace the words "September 30, 2007" with the words "November 23, 2004" in all places where such words appear.

           3. This Amendment shall be effective as of the date hereof and, except as expressly set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

           4. This Amendment will be binding upon and inure to the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

           5. This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.

           IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                               NICOR INC.



                               By: /s/ PAUL C. GRACEY, JR.
                                   -----------------------
                                   Paul C. Gracey, Jr.
                                   Vice President, General Counsel
                                   & Secretary



                               HARRIS TRUST AND SAVINGS BANK



                               By: /s/ MARTIN J. MCHALE, JR.
                                   -------------------------
                                   Martin J. McHale, Jr.
                                   Vice President